Exhibit 99.1

News media contact:	Investor contact:
Jessica Roy	Steve Elder
Wright Express	Wright Express
207.523.6763	207.523.7769
Jessica_Roy@wrightexpress.com	Steve_Elder@wrightexpress.com
Wright Express Reports Third-Quarter 2008 Financial Results
Quarterly Results Meet Low End of Guidance
SOUTH PORTLAND, Maine, October 29, 2008 — Wright Express Corporation (NYSE: WXS), a leading provider of payment processing and information management services to the U.S. commercial and government fleet industry, today reported financial results for the three months ended September 30, 2008.
Total revenue for the third quarter of 2008 increased 24% to $108.5 million from $87.7 million for the third quarter of 2007. Net income to common shareholders on a GAAP basis was $72.3 million, or $1.82 per diluted share, compared with $22.3 million, or $0.55 per diluted share, for the comparable quarter last year. On a non-GAAP basis, the Company’s adjusted net income for the third quarter of 2008 was $21.8 million, or $0.55 per diluted share, compared with $22.3 million, or $0.55 per diluted share, for the year-earlier period.
Wright Express uses fuel-price derivative instruments to mitigate financial risks associated with the variability in fuel prices. For the third quarter of 2008, the Company’s GAAP financial results include an unrealized $82.4 million pre-tax, non-cash, mark-to-market gain on these instruments. For the third quarter of 2007, the Company reported an unrealized pre-tax, non-cash, mark-to-market gain of $300,000.
Exhibit 1 reconciles adjusted net income for the third quarters of 2008 and 2007, which has not been determined in accordance with GAAP, to net income as determined in accordance with GAAP.
Management uses the non-GAAP measures presented within this news release to evaluate the Company’s performance on a comparable basis, to eliminate the volatility associated with its derivative instruments and to measure the amount of cash that is available for making payments on the Company’s financing debt and for discretionary purposes. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.
Third-Quarter 2008 Performance Metrics
•	Average number of vehicles serviced was approximately 4.5 million, compared with approximately 4.4 million in the third quarter of 2007.

•	Total fuel transactions processed increased 14% from the third quarter of 2007 to 72.5 million. Payment processing transactions increased 4% to 55.5 million, and transaction processing transactions increased 73% to 16.9 million.

•	Average expenditure per payment processing transaction increased 37% to $80.84 from $59.19 for the same period last year.

•	Average retail fuel price rose 40% to $4.02 per gallon from $2.88 per gallon for the third quarter a year ago.

•	Total MasterCard purchase volume grew 31% to $670.1 million, from $510.6 million for the comparable period in 2007.
To provide investors with additional insight into its operational performance, Wright Express has included in this news release a table of selected non-financial metrics for the five quarters ended September 30, 2008. This table is presented as Exhibit 2.
Management Comments on the Third Quarter
“We met the low end of our guidance for revenue and adjusted net income this quarter, but the challenges were greater than we expected,” said Michael Dubyak, Chairman, CEO and President. “The ongoing slowdown in fleet fueling activity accelerated as economic conditions deteriorated in August and September. Although we continued to see good success in acquiring new fleet accounts, which enabled us to partially offset the underlying volume decline in our installed base of customers, the overall 1% growth in payment processing fueling volume we posted was below our internal forecast.”
“Our financial results this quarter were bolstered by several positive factors,” said Dubyak. “Despite the economic downturn, credit loss was consistent with our internal plan. Lower compensation expenses, including non-recurring items, strengthened our bottom line, and revenue benefited from the increase in fuel prices. In addition, we concluded the third quarter with strong cash flow and ample access to the capital we need to fund our operations.”
“We are preparing for continued weakness in fleet activity by taking actions in the near term to reduce costs and credit risk, drive revenue growth and realize the potential of our recently acquired businesses,” Dubyak said. “Wright Express continues to perform well operationally and our liquidity position remains strong. We are confident in our ability to manage through the current market turbulence and in our prospects for growth and success in the long term.”
Financial Guidance
Wright Express Corporation is issuing financial guidance for the fourth quarter and revising guidance for the full year 2008. The Company’s guidance excludes the impact of non-cash, mark-to-market adjustments on the Company’s fuel-price-related derivative instruments as well as approximately $1.4 million in amortization of purchased intangibles for the fourth quarter and $4.7 million for the full year. The fuel prices referenced below are based on the applicable NYMEX futures price:
•	For the fourth quarter of 2008, revenue in the range of $81 million to $87 million. This is based on an assumed average retail fuel price of $2.90 per gallon.

•	Fourth-quarter 2008 adjusted net income excluding unrealized gain or loss on derivative instruments as well as the amortization of purchased intangibles in the range of $13 million to $15 million, or $0.32 to $0.37 per diluted share, based on approximately 40 million shares outstanding.

•	For the full year 2008, the Company now expects revenue in the range of $394 million to $400 million. This is based on an assumed average retail fuel price of $3.54 per gallon.

•	For the full year 2008, the Company now expects adjusted net income excluding unrealized gain or loss on derivative instruments as well as the amortization of purchased intangibles in the range of $74 million to $76 million, or $1.86 to $1.91 per diluted share, based on approximately 40 million shares outstanding.
Conference Call Details
In conjunction with this announcement, Wright Express will host a conference call today, October 29, 2008, at 10:00 a.m. (ET). The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the Wright Express website, www.wrightexpress.com. The live conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be available on the Company’s website for approximately three months.
About Wright Express
Wright Express is a leading global provider of payment processing and information management services. Wright Express captures and combines transaction information from its proprietary network with specialized analytical tools and purchasing control capabilities in a suite of solutions that enable fleets to manage their vehicles more effectively. The Company’s charge cards are used by commercial and government fleets to purchase fuel and maintenance services for approximately 4.6 million vehicles. Wright Express markets its services directly to fleets and as an outsourcing partner for its strategic relationships and franchisees. The Company’s business portfolio includes a MasterCard-branded corporate card as well as TelaPoint, a provider of supply chain software solutions for petroleum distributors and retailers, and Pacific Pride, an independent fuel distributor franchisee network, as well as international subsidiaries. For more information about Wright Express, please visit www.wrightexpress.com.

This press release contains forward-looking statements, including statements regarding: the use of fuel price derivative instruments to mitigate financial risks associated with the variability in fuel prices; preparations for continued weakness in fleet activity; confidence in the Company’s ability to manage through the current market turbulence and prospects for growth and success in the long term; expectations for future financial performance; and expectations and guidance for fourth-quarter and full-year 2008 results. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially, including: volatility in fuel prices; fourth-quarter and full-year 2008 fueling patterns; risks related to customer and counterparty bankruptcies and credit failures; changes in interest rates; the effect of the Company’s fuel-price-related derivative instruments; effects of competition; the potential loss of key strategic relationships; decreased demand for fuel and other vehicle products and services and the effects of general economic conditions on the commercial activity of fleets; the Company’s ability to rapidly implement new technology and systems; potential corporate transactions including alliances, mergers, acquisitions and divestitures; achievement of the expected benefits of the Company’s acquisitions; and the other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on February 28, 2008, and the Company’s other periodic and current reports. Wright Express Corporation undertakes no obligation to update these forward-looking statements at any future date or dates.

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues
Payment processing revenue	$83,685	$66,987	$241,205	$188,154
Transaction processing revenue	5,326	3,684	14,561	10,811
Account servicing revenue	7,645	6,915	22,656	19,423
Finance fees	8,109	7,230	23,179	19,362
Other	3,766	2,836	11,114	7,697

Total revenues	108,531	87,652	312,715	245,447

Expenses
Salary and other personnel	14,604	16,222	50,038	48,050
Service fees	4,923	3,677	15,629	10,788
Provision for credit losses	9,325	3,300	30,544	12,606
Technology leasing and support	2,100	2,015	6,478	6,617
Occupancy and equipment	1,933	1,483	5,783	4,579
Depreciation and amortization	5,216	3,922	14,642	10,562
Operating interest expense	9,581	9,158	27,667	25,025
Other	6,447	4,873	19,516	14,668

Total operating expenses	54,129	44,650	170,297	132,895

Operating income	54,402	43,002	142,418	112,552

Financing interest expense	(3,006)	(3,179)	(9,123)	(9,310)
Loss on extinguishment of debt	—	—	—	(1,572)
Net realized and unrealized gain (loss) on fuel price derivatives	66,034	(4,701)	(31,876)	(25,030)
(Increase) decrease in amount due to Avis under tax receivable agreement	(9,159)	—	(9,159)	78,904

Income before income taxes	108,271	35,122	92,260	155,544

Income taxes	35,927	12,859	29,771	108,590

Net income	72,344	22,263	62,489	46,954

Changes in available-for-sale securities, net of tax effect of $10 and $(24) in 2008 and $34 and $(14) in 2007	19	62	(42)	(25)
Changes in interest rate swaps, net of tax effect of $277 and $210 in 2008 and $(431) and $(593) in 2007	495	(622)	367	(856)
Foreign currency translation	(15)	13	(23)	13

Comprehensive income	$72,843	$21,716	$62,791	$46,086

Earnings per share:
Basic	$1.86	$0.56	$1.60	$1.17
Diluted	$1.82	$0.55	$1.57	$1.15

Weighted average common shares outstanding:
Basic	38,831	39,990	38,999	40,121
Diluted	39,730	41,060	39,920	41,232

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,
	2008	December 31,
	(unaudited)	2007

Assets
Cash and cash equivalents	$58,409	$43,019
Accounts receivable (less reserve for credit losses of $16,413 in 2008 and $9,466 in 2007)	1,372,668	1,070,273
Income taxes receivable	912	3,320
Available-for-sale securities	12,760	9,494
Property, equipment and capitalized software (net of accumulated depreciation of $54,098 in 2008 and $43,384 in 2007)	46,643	45,537
Deferred income taxes, net	277,312	283,092
Goodwill	315,154	294,365
Other intangible assets, net	41,421	20,932
Other assets	19,831	15,044

Total assets	$2,145,110	$1,785,076

Liabilities and Stockholders’ Equity
Accounts payable	$599,123	$363,189
Accrued expenses	33,309	35,310
Deposits	665,739	599,089
Borrowed federal funds	31,480	8,175
Revolving line-of-credit facility	212,200	199,400
Fuel price derivatives, at fair value	36,946	41,598
Other liabilities	3,202	4,544
Amounts due to Avis under tax receivable agreement	315,010	319,512
Preferred stock; 10,000 shares authorized:
Series A non-voting convertible, redeemable preferred stock; 0.1 shares issued and outstanding	10,000	10,000

Total liabilities	1,907,009	1,580,817

Commitments and contingencies

Stockholders’ Equity
Common stock $0.01 par value; 175,000 shares authorized, 40,948 in 2008 and 40,798 in 2007 shares issued; 38,741 in 2008 and 39,625 in 2007 shares outstanding	409	408
Additional paid-in capital	100,615	98,174
Retained earnings	207,328	144,839
Other comprehensive (loss) income, net of tax:
Net unrealized loss on available-for-sale securities	(91)	(49)
Net unrealized loss on interest rate swaps	(1,050)	(1,417)
Net foreign currency translation adjustment	(8)	15

Accumulated other comprehensive loss	(1,149)	(1,451)

Less treasury stock at cost, 2,207 shares in 2008 and 1,173 shares in 2007	(69,102)	(37,711)

Total stockholders’ equity	238,101	204,259

Total liabilities and stockholders’ equity	$2,145,110	$1,785,076

WRIGHT EXPRESS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2008	2007

Cash flows from operating activities
Net income	$62,489	$46,954
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Net unrealized (gain) loss on fuel price derivatives	(4,652)	14,251
Stock-based compensation	3,914	3,150
Depreciation and amortization	14,950	11,204
Loss on extinguishment of debt	—	1,572
Deferred taxes	5,594	97,213
Provision for credit losses	30,544	12,606
Loss on disposal of property and equipment	66	—
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(293,517)	(274,779)
Other assets	(3,192)	(3,299)
Accounts payable	193,593	121,852
Accrued expenses	(1,621)	5,214
Income taxes	2,057	(1,226)
Other liabilities	(1,356)	348
Amounts due to Avis under tax receivable agreement	(4,502)	(94,397)

Net cash provided by (used for) operating activities	4,367	(59,337)

Cash flows from investing activities
Purchases of property and equipment	(12,339)	(12,477)
Purchases of available-for-sale securities	(4,259)	(1,031)
Maturities of available-for-sale securities	927	830
Purchase of trade name	(44)	—
Acquisitions, net of cash acquired	(41,526)	(40,428)

Net cash used for investing activities	(57,241)	(53,106)

Cash flows from financing activities
Excess tax benefits from equity instrument share-based payment arrangements	140	1,713
Payments in lieu of issuing shares of common stock	(2,076)	(1,180)
Proceeds from stock option exercises	415	3,065
Net increase in deposits	66,650	161,265
Net increase (decrease) in borrowed federal funds	23,305	(65,396)
Net borrowings on revolving line-of-credit facility	12,800	206,700
Loan origination fees paid for revolving line-of-credit facility	(1,556)	(998)
Net repayments on 2005 revolving line-of-credit facility	—	(20,000)
Repayments on term loan	—	(131,000)
Repayments of acquired debt	—	(374)
Purchase of shares of treasury stock	(31,391)	(30,424)

Net cash provided by financing activities	68,287	123,371

Effect of exchange rates on cash and cash equivalents	(23)	13

Net change in cash and cash equivalents	15,390	10,941
Cash and cash equivalents, beginning of period	43,019	35,060

Cash and cash equivalents, end of period	$58,409	$46,001

Supplemental cash flow information
Interest paid	$22,303	$31,226
Income taxes paid	$22,222	$10,646

Significant non-cash transactions:
Capitalized software licensing agreement	$—	$2,872

Exhibit 1
Wright Express Corporation
Reconciliation of Adjusted Net Income to GAAP Net Income
Third Quarter 2008

(in thousands)
(unaudited)

	Three months ended	Three months ended
	September 30, 2008	September 30, 2007
Adjusted net income	21,786	$22,314
Non-cash, mark-to-market adjustments on derivative instruments	82,372	331
Amortization of purchased intangibles	(1,313)	(408)
Tax impact of mark-to-market adjustments and amortization of purchased intangibles	(30,501)	26

GAAP net income	72,344	$22,263

Although adjusted net income is not calculated in accordance with generally accepted accounting principles (GAAP), this measure is integral to the Company’s reporting and planning processes. The Company considers this measure integral because it eliminates the non-cash volatility associated with the derivative instruments and excludes the amortization of purchased intangibles. Specifically, in addition to evaluating the Company’s performance on a GAAP basis, management evaluates the Company’s performance on a basis that excludes the above items because:
•	Exclusion of the non-cash, mark-to-market adjustments on derivative instruments helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with fuel-price derivative contracts;

•	The non-cash, mark-to-market adjustments on derivative instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; and

•	The amortization of purchased intangibles has no impact on the operations of the business.
For the same reasons, Wright Express believes that adjusted net income may also be useful to investors as one means of evaluating the Company’s performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by Wright Express may not be comparable to similarly titled measures employed by other companies.

Exhibit 2
Wright Express Corporation
Selected Non-Financial Metrics

	Q3 2008	Q2 2008	Q1 2008	Q4 2007	Q3 2007

Fleet Payment Processing Revenue:

Payment processing transactions (000s)	55,519	55,940	53,225	53,379	53,595

Gallons per payment processing transaction	20.1	19.9	20.1	20.5	20.6

Payment processing gallons of fuel (000s)	1,115,908	1,112,153	1,070,829	1,093,510	1,103,268

Average fuel price	$4.02	3.96	3.26	3.06	2.88

Payment processing $ of fuel (000s)	$4,488,293	4,403,377	3,485,857	3,346,443	3,172,482

Net payment processing rate	1.71%	1.82%	1.87%	1.91%	1.93%

Fleet payment processing revenue (000s)	$76,802	80,217	65,075	64,015	61,230

MasterCard Payment Processing Revenue:

MasterCard purchase volume (000s)	$670,137	622,844	525,699	484,343	510,585

Net interchange rate	1.03%	1.07%	1.05%	1.10%	1.13%

MasterCard payment processing revenue (000s)	$6,883	6,692	5,536	5,323	5,757
Definitions:
Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with Wright Express.
Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with Wright Express.
Payment processing $ of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with Wright Express.
Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that Wright Express records as revenue from merchants less any discounts given to fleets or strategic relationships.
MasterCard purchase volume represents the total dollar value of all transactions that use a Wright Express MasterCard-branded product.
Net interchange rate represents the percentage of the dollar value of each MasterCard transaction that Wright Express records as revenue less any discounts given to customers.